8-K 1 form8k.htm ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities and Exchange Act of 1934

Date of Report (date of earliest event reported):
May 6, 2009

CELLCEUTIX CORPORATION

Nevada	13-4303398

(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

100 Cumming Center, Suite 151-B
Beverly, MA  01915

 (Address of principal executive offices and zip code)

(978)-633-3623
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02:   Unregistered Sales of Equity Securities.

On May 13, 2009 the Registrant entered into an agreement with James DeAngelis to provide consulting services on administrative and financial matters.  The agreement is effective as of May 6, 2009 and has a term of one year.  The agreement provides that the Registrant will grant 100,000 options to purchase shares of the Registrant's common stock as compensation for the services provided.  The Options will be granted immediately and may be exercised one year from the date of grant.  As of May 6, 2009 the Registrant granted 100,000 options at an exercise price of $0.18.

Item 8.01:  Other Events

On May 21, 2009, Registrant is announced it has filed a U.S. patent application covering pharmaceutical formulations of a compound referred to as Kevetrin™ and many novel compounds having similar structures to Kevetrin.  These structures cover a large number of compounds that Cellceutix can look at as possible drug development candidates. The application covers the use of Kevetrin™ and the other compounds in various areas, including cancers.  Cellceutix plans to file in other countries within a year of the U.S. filing.

Item 9.01:  Financial Statements and Exhibits.

Exhibits

Exhibit 99.1  Consulting Agreement with James DeAngelis
Exhibit 99-2  Copy of Press Release

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.

Date:  May 21, 2009

CELLCEUTIX CORPORATION
By:	/s/ George W. Evans
Chief Executive Officer